UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2010 (March 31, 2010)

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52390	98-0511932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7659 E. Wood Drive, Scottsdale, Arizona 85260

 (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (480) 704-4183

__________N/A__________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2010, Advanced Voice Recognition Systems, Inc. (the “Company”) and Lambert Lavallee entered into a Letter Agreement dated March 31, 2010 (the “Fifth Modification Agreement”), which modifies that certain Letter Agreement dated April 28, 2008 (together with the previous modification agreements, collectively referred to herein as the “Letter Agreement”).  The Letter Agreement and modifications were previously filed as exhibits to the Company’s Current Reports on Form 8-K with the SEC.

Pursuant to the Fifth Modification Agreement, Mr. Lavallee is required to deliver to the Company: (i) $65,000.00 on or before April 1, 2010, (ii) $75,572.30 on or before May 1, 2010, and (iii) $75,572.30 on or before June 1, 2010, or in the alternative, tender to Company for cancellation 14.29 shares of the Company’s common stock for every $1 not paid on or before the particular payment date, subject to the terms and conditions of the Letter Agreement.  The $65,000 payment due on April 1, 2010 has been paid by Mr. Lavallee to the Company.  The Fifth Modification Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

Exhibit No.                  Descriptions

10.1                 Letter Agreement dated March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED VOICE RECOGNITION SYSTEMS, INC.

Dated: April 6, 2010	By:	/s/ Walter Geldenhuys
Name: Walter Geldenhuys
Title: President, Chief Executive Officer & Chief Financial Officer

Exhibit Index

Exhibit No.                  Document

10.1                 Letter Agreement dated March 31, 2010